SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 17, 2007

                           GOTTAPLAY INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)



Nevada                         33-20783-D                   20-1645637
--------                       ----------                   -----------
(State or other
jurisdiction of         (Commission File Number)       (IRS Employer ID No.)
incorporation)


                      3226 Rosedale Street, N.W. Suite 200
                              Gig Harbor, WA 98335
                    (Address of principal executive offices)


                           (Former name and address )


                                  (253)617-7496
              (Registrant's telephone number, including area code)

Item 8.01         Other Events

On October 17, 2007, the claims instituted by Capital Group Communications, Inc. ("CGC") against the Company and the counter claims by the Company against CGC were settled. The terms of the settlement provide that:

a. the Company rescind its cancellation of the 2,000,000 shares (the "Shares") previously issued to CGC;

b. CGC has granted Phillip Knight, a Company shareholder, or his assigns, the right, but not the obligation, to purchase the Shares in various increments through March 2008 for the total sum of $400,000;

c. Phillip Knight, or his assigns, has agreed that he will return 50% of the Shares purchased by him from CGC to the Company, which Shares will be deemed cancelled;

d. Should Phillip Knight, or his assigns, not purchase the Shares as scheduled, then CGC shall be allowed to sell as many of the Shares, pursuant to Rule 144, as is necessary for CGC to realize a total of $400,000, less any proceeds previously received from Phillip Knight and return any unsold Shares to the Company ; and

e. The Company will issue to CGC, warrants to purchase 200,000 shares of common stock at $1.25, which warrants will terminate December 31, 2010.

f.   CGC and the Company have released all claims against each other.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2007




GOTTAPLAY INTERACTIVE, INC.
(Registrant)


By:   /s/ John P. Gorst
      ---------------------------
        John P. Gorst, CEO